UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy.

On May 9, 2016, Chaparral Energy, Inc. (the “Company”), CEI Acquisition, L.L.C., CEI Pipeline, L.L.C., Chaparral Biofuels, L.L.C., Chaparral CO2, L.L.C., Chaparral Energy, L.L.C., Chaparral Exploration, L.L.C., Chaparral Real Estate, L.L.C., Chaparral Resources, L.L.C., Roadrunner Drilling, L.L.C. and Green Country Supply, Inc. each filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.  The Company has filed a series of first day motions with the Court that will allow it to continue to conduct business without interruption.  These motions are designed primarily to minimize the impact on the Company’s operations, customers, and employees.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed on the Company’s Form 8-K filed April 5, 2016, an event of default occurred on April 1, 2016 and is continuing under the indenture governing the 8.25% Senior Notes due 2021 (the “Notes”) due to the failure to make an interest payment on the Notes. The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•

Eighth Restated Credit Agreement, dated as of April 12, 2010 (the “Revolving Loan Agreement”), among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and parties party thereto (as amended, restated, supplemented, or otherwise modified from time to time);

•

9.875% Senior Notes due 2020, issued pursuant to that Indenture, dated as of September 16, 2010, among the Company, the guarantors named therein or party thereto and Wilmington Savings Fund Society, FSB (as successor to Wells Fargo Bank, National Association), as trustee (as amended, restated, supplemented, or otherwise modified from time to time);

•

8.25% Secured Notes due 2021, issued pursuant to that Indenture, dated February 22, 2011, among the Company, the guarantors named therein or party thereto and Wilmington Savings Fund Society, FSB (as successor to Wells Fargo Bank, National Association), as trustee (as amended, restated, supplemented, or otherwise modified from time to time); and

•

7.625% Senior Notes due 2022 issued pursuant to certain Indenture, dated May 2, 2012, among the Company, the guarantors named therein or party thereto and Wilmington Savings Fund Society, FSB (as successor to Wells Fargo Bank, National Association), as trustee (as amended, restated, supplemented, or otherwise modified from time to time).

The Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01. Regulation FD Disclosure.

On May 9, 2016, the Company issued a press release announcing the bankruptcy filing, as described above in Item 1.03.  The press release is attached hereto as Exhibit 99.1 to this Form 8-K.  The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

99.1	Press release dated May 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 9, 2016

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 9, 2016